UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2017

STRATEGIC INTERNET INVESTMENTS, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware	033-28188	84-1116458
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

Jood Palace Hotel 36-A Street Off Al Rigga Road, Suite 1058
Deira Dubai P.O. Box 42211 UNITED ARAB EMIRATES		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (971) 50-420-7360

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 25, 2017, Strategic Internet Investments, Incorporated (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with Najibi Investment Trading FZC (“Najibi”), pursuant to which Najibi agreed to purchase $60 million of 12.00 per cent. Convertible Bonds due 2022 issed by the Company (the “Bonds”). The Subscription Agreement was entered into pursuant to the purchase of 50.1% of the stock of Parsan Turizm Anonim Sirketi (“Parsan Turizm”), which owns the Renaissance Izmir Hotel in Izmir, Turkey (the “Hotel”).

The Subscription Agreement provides that the Bonds were issued to Najibi on a deferred payment basis. Within 21 business days, Najibi must transfer 50% of the shares of Parsan Turizm (valued at $20.7 million) to the Company and pay to the Company $39,300,000, of which approximately $23.7 million will be used to pay the mortgage on the Hotel, and the remaining approximately $15.6 million will be paid to the Company as working capital.

Najibi is a related party to our Chief Executive Officer and Director, Abbas Salih, as a result of Mr. Salih’s ownership interest in and/or control of Najibi. It is contemplated that Najibi will either transfer part of the Bonds or the sales proceeds therefrom to G7 Entertainment Incorporated, SOHA Investment & Partners, and Royaltun General Trading L.L.C., pursuant to the Securities Purchase Agreements entered into on August 30, 2016 among the Company and those parties. G7 Entertainment Incorporated, SOHA Investment & Partners, and Royaltun General Trading L.L.C. are also related parties to Mr. Salih due to Mr. Salih’s ownership interest in and/or control of these entities.

The Company also intends to purchase 0.1% of the stock of Parsan Turizm from one or more of Parsan Turizm’s current shareholders.

The Company is working diligently toward closing of the purchase of the Parsan Turizm transaction and intends to close the transaction as soon as possible.

Item 3.02 Unregistered Sales of Equity Securities.

The Company incorporates by reference the disclosure set forth above under Item 1.01 for this Item.

The Bonds have the following terms:

  12% interest due on October 25th of each year until maturity
  Principal due October 25, 2022
  Bonds may be converted into common stock of the Company at the rate of $1.00 per share at the election of the holder
  Bonds may be redeemed in whole (but not in part) at any time
  A holder may require the Company to redeem all (but not part) of all of such holder’s Bonds upon a change of control of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRATEGIC INTERNET INVESTMENTS, INCORPORATED

Date: November 17, 2017	By:	/s/ Abbas Salih
Abbas Salih Chief Executive Officer